As filed with the Securities and Exchange Commission on May 29, 2001.

                                                      Registration No. 811-5824



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
                               AMENDMENT NO. 13


                         DOMINI SOCIAL INDEX PORTFOLIO
              (Exact Name of Registrant as Specified in Charter)

               536 Broadway, 7th Floor, New York, New York 10012
                   (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: 212-217-1100


                                 Amy L. Domini
                         Domini Social Investments LLC
                            536 Broadway, 7th Floor
                           New York, New York 10012
                    (Name and Address of Agent for Service)



                                   Copy To:
                             Roger P. Joseph, Esq.
                               Bingham Dana LLP
                              150 Federal Street
                          Boston, Massachusetts 02110

                                EXPLANATORY NOTE


     Domini Social Index Portfolio has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

                                    PART A


     Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4. Investment Objective, Principal Investment Strategies, and Related
        Risks.

INVESTMENT OBJECTIVE

     The Portfolio seeks to provide its investors with long-term total return which matches the performance of the Domini 400 Social IndexSM, an index made up of the stocks of 400 companies selected using social and environmental criteria. The Index is composed primarily of large-capitalization U.S. companies.

     There can be no guarantee that the Portfolio will be able to achieve its investment objective. The investment objective of the Portfolio may be changed without the approval of the Portfolio's investors.

INVESTMENT STRATEGIES

                          PRIMARY INVESTMENT STRATEGY

     The Portfolio seeks to match the composition of the Index as closely as possible. The Portfolio typically invests in all 400 stocks included in the Domini 400 Social Index, in approximately the same proportion as they are found in the Index. This is known as a full replication strategy.

     Although an investor cannot invest directly in an index, an index mutual fund provides an investor the opportunity to invest in a portfolio that tracks an index.

OVERVIEW OF THE SOCIAL SCREENS USED BY THE INDEX:

     o The Index avoids companies that manufacture tobacco products or alcoholic beverages, companies that derive any revenues from gambling enterprises, major military contractors and companies that have an ownership share in, or operate, nuclear power plants.

     o The Index seeks to hold the stocks of good corporate citizens, demonstrated by positive relations with their communities and their employees, by their environmental record, and by the quality and safety of their products.

                             ABOUT INDEX INVESTING

DESCRIPTION OF AN INDEX:

     An index is an unmanaged group of stocks selected to measure the behavior of the market, or some portion of it. The Standard & Poor's 500 Index, for example, is an index of 500 companies selected to track the performance of the broad market of large-cap U.S. companies. Investors use indexes as benchmarks to measure how their investments are performing in comparison to the market as a whole.

     The Domini 400 Social Index attempts to track the performance of the broad market of primarily large-cap U.S. companies that the typical socially responsible investor would consider appropriate to invest in. The Domini 400 Social Index was created to serve as a benchmark for socially and environmentally conscious investors.

THE DIFFERENCE BETWEEN THE PORTFOLIO AND AN ACTIVELY MANAGED FUND:

     The Portfolio uses a passive investment strategy. This means that the Portfolio purchases, holds and sells stocks based on the composition of the Domini 400 Social Index, rather than on a manager's judgment as to the direction of the market or the merits of any particular stock.

     Unlike index funds, actively managed funds are generally managed to achieve the highest possible return within certain parameters. These funds are managed by stock-pickers who buy and sell stocks based on their opinion of the financial outlook of the stock. Because index funds use a passive strategy, changes in management generally have less impact on fund performance.

     Index funds provide investors with an opportunity to invest in a portfolio that is specially designed to match the performance of a particular index. Rather than relying on the skills of a particular mutual fund manager, index fund investors purchase, in a sense, a cross-section of the market. Their performance should therefore reflect the segment of the market that their fund is designed to track.

ADVANTAGES OF INDEX INVESTING:

     Index investing has become quite popular because it offers investors a convenient, relatively low-cost and tax-efficient way to obtain exposure to a broad spectrum of the stock market. Here are some other advantages:

o DIVERSIFICATION. Because indexes such as the Domini 400 Social Index seek to measure the performance of the broad market, they invest in a large number of companies representing a diverse mix of industries. This structure can help reduce volatility as compared to funds that may invest in a smaller number of companies, or focus on a particular industry.

o BENCHMARK COMPARABILITY. All stock mutual funds measure their performance in relation to a particular market benchmark. Index funds typically match the performance of their particular benchmarks more closely than comparable actively managed funds.

o TAX EFFICIENCY. Turnover rate refers to the volume of buying and selling of stocks by a fund. The turnover rate of index funds tends to be much lower than the average actively managed mutual fund. Depending on an investor's particular tax situation, a low turnover rate may produce fewer taxable capital gains.

SOCIALLY RESPONSIBLE INVESTING:

     Investors factor social and environmental criteria into their investment decisions. They believe that this helps to encourage greater corporate responsibility, and may also help to identify companies that are good long-term investments because enlightened management may be better able to meet the future needs of society and the environment. In addition, in the course of seeking financial gain for themselves, they look for opportunities to use their investments to improve the lives of others.

     Typically, social investors avoid companies that manufacture products, or employ practices, that they believe have harmful effects on society or the natural environment. They seek to invest in companies with positive qualities, such as a proactive environmental record, or positive employee relations. This process is called "social screening."

     At Domini Social Investments, in addition to screening our investments, we work with companies to improve their social and environmental performance and file shareholder resolutions on these issues when necessary. In addition, we vote company proxies in a manner that is consistent with our social screening criteria, and publicly disclose our votes.

                          THE DOMINI 400 SOCIAL INDEX

     The Domini 400 Social Index (DSI 400) is the nation's first socially screened index. It was created and launched in May 1990 by the social research firm of Kinder, Lydenberg, Domini & Co., Inc. (KLD) in order to serve as a benchmark for social investors, and to determine how social screens affect financial performance. The Domini Social Equity Portfolio was launched in 1991 to give investors an opportunity to invest in the Index. "Domini 400 Social Index" is a service mark of KLD and is used under license. KLD is the owner of the Index but is not the manager of the Portfolio.

     The Index is maintained by KLD. It is composed of the common stocks of 400 companies that meet the social criteria described below.

SOCIAL SCREENS:

     All investment decisions use some type of "screen." Screens are guidelines that define which securities will be included in a portfolio, and which will be excluded. In addition to basic financial screens relating to financial solvency, industry and sector diversification, and market capitalization, the stocks in the Domini 400 Social Index are selected using two basic types of social screens: exclusionary and qualitative.

     KLD uses exclusionary social screens to avoid certain industries such as tobacco and alcohol, and qualitative social screens to select companies based on their performance in a number of areas, such as diversity and the environment.

CONSTRUCTION OF THE DOMINI 400 SOCIAL INDEX:

     To construct the Domini 400 Social Index, KLD first applied to the S&P 500 a number of traditional social screens. Roughly half of the S&P 500 companies qualified for the Index in this initial screening process. Approximately 150 non-S&P 500 companies were then added with two goals in mind. One goal was to obtain a broad representation of industries, so that the Index would more accurately reflect the composition of the broad market. Another goal was to identify companies that are particularly strong models of corporate behavior.

     KLD maintains an extensive database of corporate accountability information on more than 1,000 publicly traded companies and bases its decisions on research into the factors described below.

   EXCLUSIONARY SCREENS

     KLD seeks to exclude the following types of companies from the Index:

       o TOBACCO AND ALCOHOL - firms that manufacture tobacco products or alcoholic beverages;

       o GAMBLING - firms that receive identifiable revenues from gambling enterprises;

       o NUCLEAR POWER - firms that have an ownership share in, or operate nuclear power plants; and

       o WEAPONS - firms that receive more than 2% of their gross revenues from the sale of military weapons.

   QUALITATIVE SCREENS

     KLD considers the following criteria when evaluating companies for possible inclusion in the Index:

       o ENVIRONMENTAL PERFORMANCE - a company's record with regard to fines or penalties, waste disposal, toxic emissions, efforts in waste reduction and emissions reduction, recycling, and environmentally beneficial fuels, products and services;

       o EMPLOYEE RELATIONS - a company's record with regard to labor matters, workplace safety, employee benefit programs, and meaningful participation in company profits either through stock purchase or profit sharing plans;

       o DIVERSITY - a company's record with regard to the hiring and promotion of women and minorities, particularly to management positions and the board of directors, including a company's record with respect to the availability of benefit programs that address work/family concerns, innovative hiring programs for the disabled and progressive policies toward gays and lesbians;

       o CORPORATE CITIZENSHIP - a company's record with regard to its charitable activities and its community relations in general; and

       o PRODUCT-RELATED ISSUES - a company's record with regard to product safety, marketing practices, and commitment to quality.

     From time to time, KLD may, at its discretion, choose to apply additional criteria, or to modify the application of the criteria listed above, without consulting shareholders.

SELECTION OF THE PORTFOlIO'S LARGEST HOLDINGS:

     Like the S&P 500, the DSI 400 is "market capitalization-weighted." Market capitalization is a measure of the value of a publicly traded company. It is calculated by multiplying the total number of outstanding shares of company stock by the price per share.

     The Domini Social Equity Portfolio's investment portfolio is also market capitalization-weighted. For example, assume that the total market value of Company A's shares is twice the total market value of Company B's shares. The Portfolio's investment portfolio is structured so that its holdings of Company A's shares will be twice the value of its holding of Company B shares. The Portfolio's top ten holdings therefore are simply the ten companies with the highest market value in the Index.

     Because it seeks to duplicate the Index as closely as possible, the Portfolio will attempt to have a correlation between the weightings of the stocks it holds in its portfolio and the weightings of the stocks in the Index of 0.95 or better. A figure of 1.0 would indicate a perfect correlation.

MAINTENANCE OF THE DOMINI 400 SOCIAL INDEX:

     To keep turnover low and to more accurately reflect the performance of the market, the Index is maintained using a "buy and hold" strategy. Generally speaking, this means that companies that are in the Index stay in the Index for a long time. A company will not be removed because its stock has not been performing well, unless in KLD's opinion the company is no longer financially viable. Sometimes a company is removed from the Index because it has been acquired by another company. Sometimes a company may split into two companies, and only one of the surviving companies is selected to stay in the Index (because the Index is maintained to consist of exactly 400 companies at all times).

     A company may also be removed from the Index because its social profile has deteriorated, or due to its inadequate response to a significant controversy. When a company is removed from the Index, it is replaced with another company. In the selection process, among other factors, KLD considers the size of the company, the industry it is in, and its social profile.

CERTAIN COMPANIES IN THE DOMINI 400 SOCIAL INDEX:

     The screens for the Index are designed to reflect those most widely used by social investors. Therefore, an investor may find that some companies in the Index do not reflect its social or environmental standards. An investor may wish to review a list of companies in the Portfolio's investment portfolio to decide if they meet its standards. The complete list is available in the Portfolio's annual and semi-annual reports. To obtain copies of these reports, free of charge, call 1-800-582-6757.

     No company is a perfect model of corporate responsibility. Each year, the Portfolio uses its voice as a shareholder to encourage companies to improve their social and environmental records by voting proxies, writing letters, engaging management in dialogue and filing shareholder resolutions.

SUITABILITY:

     The Portfolio may be appropriate for an investor that is seeking long-term growth, and is looking for an efficient way to invest in the broad U.S. stock market.

     Please note that although the Portfolio's investment portfolio holds a broad cross-section of the U.S. stock market, it should not be considered a balanced investment program because it only holds stocks. In addition, the Portfolio should be considered a long-term investment and is not appropriate for short-term trading purposes.

     If an investor depends on its investments for current income, or would find it a financial hardship to wait out periods of stock market volatility, the Portfolio may not be appropriate for that investor.

PRIMARY RISKS

o MARKET RISK. The Portfolio seeks to remain fully invested in the stock market during all market conditions. Therefore, the value of an investor's investment, like stock prices generally, may fluctuate widely. An investor could lose money. Stock markets tend to move in unpredictable cycles, with periods of rising prices and periods of falling prices. The value of its investment will vary from day to day due to changing market conditions, or conditions relating to specific companies.

o STYLE RISK. The Portfolio primarily invests in the stocks of large-capitalization companies. Large-capitalization stocks tend to go through cycles where they do better, or worse, than the stock market in general. The performance of the Portfolio's investments will generally follow these broad market trends. Because the Domini 400 Social Index is weighted by market capitalization, a few large companies represent a relatively large percentage of the Index. Should the value of one or more of these stocks decline significantly, it could negatively affect the Portfolio's performance.

     The Portfolio's investment portfolio is subject to strict social and environmental screens. Because of these screens, Portfolio management may pass up opportunities to buy certain securities when it is otherwise advantageous to do so, or may sell certain securities for social or environmental reasons when it is otherwise disadvantageous to do so.

o INDEXING. The Portfolio will continue to invest in the Domini 400 Social Index, regardless of how the Index is performing. It will not shift its concentration from one industry to another, or from stocks to bonds or cash, in order to defend against a falling or stagnant stock market. If the Index is heavily weighted in a single industry or sector, the Portfolio will be heavily invested in that industry or sector, and as a result can be affected more positively or negatively by developments in those industries than would be another investment company whose investments are not restricted to the securities in the Index. Also, the Portfolio's ability to match the performance of the Index may be affected by a number of factors, including Portfolio operating expenses and transaction costs, inflows and outflows of cash from the Portfolio and imperfect correlation between the Portfolio's holdings and those in the Index.

ADDITIONAL INVESTMENT STRATEGIES AND RISK INFORMATION

CASH RESERVES:

     Although the Portfolio seeks to be fully invested in the stock market at all times, it keeps a small percentage of its assets in cash, or cash equivalents. These reserves provide the Portfolio with flexibility to meet redemptions and expenses, and to readjust its portfolio holdings. The Portfolio may hold these cash reserves uninvested or may invest them in high quality, short-term debt securities issued by agencies or instrumentalities of the United States Government, bankers' acceptances, commercial paper, certificates of deposit, bank deposits or repurchase agreements. The issuers of these securities must satisfy certain social criteria.

SECURITIES LENDING:

     Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission, the Portfolio may make loans of its securities to member banks of the Federal Reserve System and to broker-dealers. These loans would be required to be secured continuously by collateral consisting of securities, cash or cash equivalents maintained on a current basis at an amount at least equal to the market value of the securities loaned. The Portfolio would have the right to terminate a loan and obtain the securities loaned at any time on three days' notice.

     During the existence of a loan, the Portfolio would continue to collect the equivalent of the dividends paid by the issuer on the securities loaned and would also receive interest on investment of cash collateral. The Portfolio may pay finder's and other fees in connection with securities loans. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

TURNOVER:

     The annual portfolio turnover rates of the Portfolio for the fiscal years ended July 31, 1998, 1999 and 2000 were 5%, 8% and 9%, respectively.

     The Portfolio is not required to use every investment technique or strategy listed in this Part A or in Part B to this Registration Statement.

     FOR ADDITIONAL INFORMATION about the Portfolio's investment strategies and risks, see Part B to this Registration Statement.

Item 6. Management, Organization and Capital Structure.

INVESTMENT MANAGERS

PORTFOLIO ADVISER:

     Domini Social Investments LLC (DSIL), 536 Broadway, 7th Floor, New York, New York 10012, has been managing money since November of 1997 and currently manages more than $2.0 billion dollars in assets for individual and institutional investors who are working to create positive change in society by using social and environmental criteria in their investment decisions. DSIL is the Portfolio's manager and provides the Portfolio with investment supervisory services, overall operational support and administrative services.

SOCIAL RESEARCH & INDEX MAINTENANCE:

     Kinder, Lydenberg, Domini & Co., Inc. (KLD) determines the composition of the Domini 400 Social Index.

PORTFOLIO INVESTMENT SUBMANAGER:




     SSgA Funds Management, Inc., a wholly-owned subsidiary of State Street Corporation, with its main offices at Two International Place, Boston, Massachusetts 02110, provides investment submanagement services to the Portfolio pursuant to a Submanagement Agreement with DSIL. SSgA does not determine the composition of the Index.


MANAGEMENT FEES

     For the services DSIL and Mellon Equity Associates LLP, the former investment submanager to the Portfolio, provided to the Portfolio during the fiscal year ended July 31, 2000, they received a total of 0.07% of the average daily net assets of the Portfolio, after waivers.

CAPITAL STOCK


     Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.


     The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Item 7.  Investor Information.

HOW NET INCOME IS CALCULATED

     The net income of the Portfolio is determined each day on which the New York Stock Exchange is open for trading ("Portfolio Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the Investment Company Act of 1940, as amended (the "1940 Act")). This determination is made once during each Portfolio Business Day as of the close of regular trading of the New York Stock Exchange, normally 4:00 p.m., Eastern time. All the net income of the Portfolio, as described below, is allocated pro rata among the investors in the Portfolio at the time of such determination. For this purpose, the net income of the Portfolio (from the time of the immediately preceding determination thereof) shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio.

     Equity securities held by the Portfolio are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. If the Portfolio purchases option contracts, such option contracts which are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Short-term obligations with remaining maturities of less than sixty days are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio. Portfolio securities (other than short-term obligations with remaining maturities of less than 60 days) for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Portfolio's Board of Trustees.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIOS

     Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined on each Portfolio Business Day.

     Since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account at Investors Bank & Trust Company by a Federal Reserve Bank).

     The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Subject to limitations of the 1940 Act, the Portfolio may accept securities in exchange for a beneficial interest or an increase in a beneficial interest, as the case may be. The Portfolio will not accept such a security unless (a) the security is consistent with the investment objective and policies of the Portfolio, and (b) the security is deemed acceptable by the Portfolio's manager and submanager. Securities offered in exchange for purchases will be valued in accordance with the usual valuation procedure for the Portfolio.

     An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX MATTERS

     The Portfolio expects to be treated as a partnership for U.S. federal income tax purposes. Accordingly, and under the anticipated method of operation of the Portfolio, the Portfolio should not be subject to any federal income tax and withdrawals from the Portfolio should not generate any taxable gain to an investor. However, each investor in the Portfolio will have to take into account its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income, gain, loss, deductions, credits and other items in determining its income tax liability without regard to whether it has received any distributions from the Portfolio.

     The Portfolio also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies. It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio.

     The foregoing tax discussion is only for an investor's general information, and it does not take into account any special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisors regarding the tax consequences in its circumstances of an investment in the Portfolio, as well as any state, local or foreign tax consequence to them of investing in the Portfolio.

Item 8.  Distribution Arrangements.

     The exclusive placement agent for the Portfolio is DSIL Investment Services LLC, 536 Broadway, 7th Floor, New York, New York 10012. DSIL Investment Services LLC receives no compensation for serving as the exclusive placement agent for the Portfolio.

                                    PART B



Item 10. Cover Page and Table of Contents.


     This Part B sets forth information with respect to Domini Social Index Portfolio, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolio is May 29, 2001.




TABLE OF CONTENTS                                                          Page

Portfolio History..........................................................B-2
Description of the Portfolio and Its Investments and Risks.................B-2
Management of the Portfolio................................................B-7
Control Persons and Principal Holders
 of Securities.............................................................B-11
Investment Advisory and Other Services.....................................B-11
Brokerage Allocation and Other Practices...................................B-14
Capital Stock and Other Securities.........................................B-16
Purchase, Redemption and Pricing of
 Securities................................................................B-17
Taxation of the Portfolio..................................................B-18
Underwriters...............................................................B-18
Calculations of Performance Data...........................................B-19
Financial Statements.......................................................B-19

Item 11. Portfolio History.

     Domini Social Index Portfolio (the "Portfolio") was organized as a trust under the laws of the State of New York on June 7, 1989.

Item 12. Description of the Portfolio and Its Investments and Risks.

     The investment objective of the Portfolio is to provide its investors with long-term total return which matches the performance of the Domini Social Index.

     The investment objective of the Portfolio may be changed without the approval of the investors in the Portfolio, but not without written notice thereof to the investors in the Portfolio 30 days prior to implementing the change. There can, of course, be no assurance that the investment objective of Portfolio will be achieved.


     The Portfolio may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Domini Social Investments LLC ("DSIL"), the investment manager and administrative services provider (the "Manager") of the Portfolio, and SSgA Funds Management, Inc. ("SSgA"), the Portfolio's investment submanager (the "Submanager"), conditions and trends in the economy and financial markets, and investments being available on terms that, in the Manager's or Submanager's opinion, make economic sense. The Submanager manages the investments of the Portfolio from day to day in accordance with the Portfolio's investment objective and policies. Kinder, Lydenberg, Domini & Co., Inc. ("KLD") determines the composition of the Domini 400 Social Index SM (the "Domini Social Index"). "Domini 400," "Domini Social Index," "Domini 400 Social Index" and "investing for good" are service marks of KLD which are licensed to DSIL with the consent of Amy L. Domini (with regard to the word "Domini"). Pursuant to agreements among KLD, DSIL, Amy L. Domini, and the Portfolio, the Portfolio may be required to discontinue use of one or more of these service marks if (i) DSIL ceases to be the Manager of the Portfolio, (ii) Ms. Domini or DSIL withdraws her or its consent to the use of the word "Domini," or (iii) the license agreement between KLD and DSIL is terminated.


     The following supplements the information concerning the Portfolio's investment policies contained in Part A to this Registration Statement and should only be read in conjunction therewith.

     INDEX INVESTING: The Portfolio is not managed in the traditional investment sense, since changes in the composition of its securities holdings are made in order to track the changes in the composition of securities included in the Domini Social Index. Moreover, inclusion of a stock in the Domini Social Index does not imply an opinion by KLD, the Manager or the Submanager as to the merits of that specific stock as an investment. Because the Portfolio seeks to track, rather than exceed the performance of a particular index, investors should not expect to achieve the potentially greater results that could be obtained by a fund that aggressively seeks growth. However, KLD and the Manager believe that enterprises which exhibit a social awareness, based on the criteria described in Part A to this Registration Statement, should be better prepared to meet future societal needs for goods and services and may also be less likely to incur certain legal liabilities that may be incurred when a product or service is determined to be harmful, and that such enterprises should over the longer term be able to provide a positive return to investors.

     The Portfolio intends to readjust its securities holdings periodically such that those holdings will correspond, to the extent reasonably practicable, to the Domini Social Index both in terms of composition and weighting. The timing and extent of adjustments in the holdings of the Portfolio, and the extent of the correlation of the holdings of the Portfolio with the Domini Social Index, will reflect the Submanager's judgment as to the appropriate balance between the goal of correlating the holdings of the Portfolio with the composition of the Domini Social Index, and the goals of minimizing transaction costs and keeping sufficient reserves available for anticipated redemptions. To the extent practicable, the Portfolio will seek a correlation between the weightings of securities held by the Portfolio and the weightings of the securities in the Domini Social Index of 0.95 or better. A figure of 1.0 would indicate a perfect correlation. To the extent practicable, the Portfolio will attempt to be fully invested.

     The Board of Trustees will receive and review, at least quarterly, a report prepared by the Submanager comparing the performance of the Portfolio with that of the Domini Social Index, and comparing the composition and weighting of the Portfolio's holdings with those of the Domini Social Index, and will consider what action, if any, should be taken in the event of a significant variation between the performance of the Portfolio and that of the Domini Social Index, or between the composition and weighting of the Portfolio's securities holdings with those of the stocks comprising the Domini Social Index. If the correlation between the weightings of securities held by the Portfolio and the weightings of the stocks in the Domini Social Index falls below 0.95, the Board of Trustees will review with the Submanager methods for increasing such correlation, such as through adjustments in securities holdings of the Portfolio.

     In selecting stocks for inclusion in the Domini Social Index, KLD evaluated, in accordance with the social criteria described in Part A to this Registration Statement, each of the companies the stocks of which comprise the Standard and Poor's 500 Composite Stock Price Index (the "S&P 500"). If a company whose stock was included in the S&P 500 met KLD's social criteria and met KLD's further criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover, it was included in the Domini Social Index. As of July 31, 2000, of the 500 companies whose stocks comprised the S&P 500, approximately 58.5% were included in the Domini Social Index.. The remaining stocks comprising the Domini Social Index (i.e., those which are not included in the S&P 500) were selected based upon KLD's evaluation of the social criteria described in Part A to this Registration Statement, as well as upon KLD's criteria for industry diversification, financial solvency, market capitalization, and minimal portfolio turnover. A company which is not included in the S&P 500 may be included in the Domini Social Index primarily in order to afford representation to an industry sector which would otherwise be under-represented in the Domini Social Index. Because of the social criteria applied in the selection of stocks comprising the Domini Social Index, industry sector weighting in the Domini Social Index may vary materially from the industry weightings in other stock indices, including the S&P 500, and certain industry sectors will be excluded altogether. KLD may exclude from the Domini Social Index stocks issued by companies which are in bankruptcy or whose bankruptcy KLD believes may be imminent. KLD may also remove from the Domini Social Index stocks issued by companies which no longer meet its investment criteria.

     The weightings of stocks in the Domini Social Index are based on each stock's relative total market capitalization (i.e., market price per share times the number of shares outstanding). Because of this weighting, as of July 31, 2000 approximately 37% and 55% of the Domini Social Index was comprised of the 10 largest and 20 largest companies, respectively, in the Domini Social Index.

     The component stocks of the S&P 500 are chosen by Standard & Poor's Ratings Group ("S&P") solely with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the New York Stock Exchange ("NYSE") common stock population, taken as the assumed model for the composition of the total market. Construction of the S&P 500 by S&P proceeds from industry groups to the whole. Since some industries are characterized by companies of relatively small stock capitalization, the S&P

500 does not comprise the 500 largest companies listed on the NYSE. Not all stocks included in the S&P 500 are listed on the NYSE. However, the total market value of the S&P 500 as of July 31, 2000 represented approximately 68% of the aggregate market value of common stocks traded on the NYSE. Inclusion of a stock in the S&P 500 in no way implies an opinion by S&P as to its attractiveness as an investment, nor is S&P a sponsor of or otherwise affiliated with the Portfolio.

     CONCENTRATION: It is a fundamental policy of the Portfolio that it may not invest more than 25% of its total assets in any one industry, although the Portfolio may and would invest more than 25% of its assets in an industry if stocks in that industry were to comprise more than 25% of the Domini Social Index. Based on the current composition of the Domini Social Index, this is considered highly unlikely. If the Portfolio were to concentrate its investments in a single industry, the Portfolio would be more susceptible to any single economic, political or regulatory occurrence than would be another investment company which was not so concentrated.

     FOREIGN ISSUERS: Some of the stocks included in the Domini Social Index may be stocks of foreign issuers (provided that the stocks are traded in the United States in the form of American Depositary Receipts or similar instruments the market for which is denominated in United States dollars). Securities of foreign issuers may represent a greater degree of risk (i.e., as a result of exchange rate fluctuation, tax provisions, war or expropriation) than do securities of domestic issuers. With respect to stocks of foreign issuers, the Portfolio does not purchase securities which the Portfolio believes, at the time of purchase, will be subject to exchange controls or foreign withholding taxes; however, there can be no assurance that such laws may not become applicable to certain of the Portfolio's investments. In the event unforeseen exchange controls or foreign withholding taxes are imposed with respect to any of the Portfolio's investments, the effect may be to reduce the income received by the Portfolio on such investments.

     RULE 144A SECURITIES: Although the Portfolio does not have any current intention to do so, the Portfolio may invest in securities which may be resold pursuant to Rule 144A under the Securities Act of 1933 (the "1933 Act").

     LOANS OF SECURITIES: Consistent with applicable regulatory policies, including those of the Board of Governors of the Federal Reserve System and the Securities and Exchange Commission, the Portfolio may make loans of its securities to member banks of the Federal Reserve System and to broker-dealers. The Portfolio may lend its securities to the broker-dealers and financial institutions, provided that (1) the loan is secured continuously by collateral, consisting of securities, cash or cash equivalents, which is marked to the market daily to ensure that each loan is fully collateralized at all times; (2) the Portfolio may at any time call the loan and obtain the return of the securities loaned within three business days; (3) the Portfolio will receive any interest or dividends paid on the securities loaned; and (4) the aggregate market value of securities loaned will not at any time exceed 30% of the total assets of the Portfolio.

     The Portfolio will earn income for lending its securities either in the form of fees received from the borrower of the securities or in connection with the investment of cash collateral in short-term money market instruments. Loans of securities involve a risk that the borrower may fail to return the securities or may fail to provide additional collateral.

     In connection with lending securities, the Portfolio may pay reasonable finders, administrative and custodial fees. No such fees will be paid to any person if it or any of its affiliates is affiliated with the Portfolio, the Manager or the Submanager.

     OPTION CONTRACTS: Although it has no current intention to do so, the Portfolio may in the future enter into certain transactions in stock options for the purpose of hedging against possible increases in the value of securities which are expected to be purchased by the Portfolio or possible declines in the value of securities which are expected to be sold by the Portfolio. Generally, the Portfolio would only enter into such transactions on a short-term basis pending readjustment of its holdings of underlying stocks.

     The purchase of an option on an equity security provides the holder with the right, but not the obligation, to purchase the underlying security, in the case of a call option, or to sell the underlying security, in the case of a put option, for a fixed price at any time up to a stated expiration date. The holder is required to pay a non-refundable premium, which represents the purchase price of the option. The holder of an option can lose the entire amount of the premium, plus related transaction costs, but not more. Upon exercise of the option, the holder is required to pay the purchase price of the underlying security in the case of a call option, or deliver the security in return for the purchase price in the case of a put option.

     Prior to exercise or expiration, an option position may be terminated only by entering into a closing purchase or sale transaction. This requires a secondary market on the exchange on which the position was originally established. While the Portfolio would establish an option position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular option contract at any specific time. In that event, it may not be possible to close out a position held by the Portfolio, and the Portfolio could be required to purchase or sell the instrument underlying an option, make or receive a cash settlement or meet ongoing variation margin requirements. The inability to close out option positions also could have an adverse impact on the Portfolio's ability effectively to hedge its portfolio.

     Each exchange on which option contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Manager does not believe that these trading and position limits would have an adverse impact on the possible use of hedging strategies by the Portfolio.

     SHORT SALES: Although it has no current intention to do so, the Portfolio may make short sales of securities or maintain a short position, if at all times when a short position is open the Portfolio owns an equal amount of such securities, or securities convertible into such securities.

     CASH RESERVES: The Portfolio may invest cash reserves in short-term debt securities (i.e., securities having a remaining maturity of one year or less) issued by agencies or instrumentalities of the United States Government, bankers' acceptances, commercial paper, certificates of deposit, bank deposits or repurchase agreements, provided that the issuer satisfies certain social criteria. The Portfolio does not currently intend to invest in direct obligations of the United States Government. Short-term debt securities purchased by the Portfolio will be rated at least Prime-1 by Moody's Investors Service, Inc. or A-1+ or A-1 by S&P or, if not rated, determined to be of comparable quality by the Portfolio's Board of Trustees. The Portfolio's policy is to hold its assets in such securities pending readjustment of its portfolio holdings of stocks comprising the Domini Social Index and in order to meet anticipated requests for withdrawals. Such investments are not intended to be used for defensive purposes in periods of anticipated market decline.

                           -------------------------

     The approval of the investors in the Portfolio is not required to change the investment objective or any of the non-fundamental investment policies discussed above, including those concerning security transactions.

                            INVESTMENT RESTRICTIONS


     The Portfolio has adopted the following policies which may not be changed without approval by holders of a "majority of the outstanding voting securities" of the Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the voting power of the interests in the Portfolio present at a meeting, if the holders of more than 50% of the voting power of the interests in the Portfolio are present or represented by proxy, or
(ii) more than 50% of the voting power of the interests in the Portfolio.


     The Portfolio may not:



     (1) make loans to other persons if such loans are prohibited by the 1940 Act or the rules and regulations promulgated thereunder;

     (2) borrow money if such borrowing is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder;

     (3) invest more than 25% of its assets in any one industry except that (i) all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and (ii) if an investment objective or strategy of the Portfolio is to match the performance of an index and the stocks in a single industry comprise more than 25% of such index, the Portfolio may invest more than 25% of its assets in that industry;





     (4) purchase or sell real estate or interests in oil, gas or mineral leases in the ordinary course of business (the Portfolio reserves the freedom of action to hold and to sell real estate acquired as the result of the ownership of securities by the Portfolio);

     (5) purchase or sell commodities or commodities contracts in the ordinary course of business (the foregoing shall not preclude the Portfolio from purchasing or selling futures contracts or options thereon);





     (6) underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and except in so far as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a security; or





     (7) issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     In addition, as a matter of fundamental policy, the Portfolio will invest all of its investable assets in one or more of: (i) securities and instruments that meet social criteria, (ii) one or more investment companies that apply social criteria in selecting securities and instruments, (iii) cash, and (iv) any combination of the foregoing. This fundamental policy cannot be changed without the approval of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, which means the affirmative vote by the lesser of (a) 67% or more of the voting power of the interests in the Portfolio present at meeting of the Portfolio's investors, if more than 50% of the voting power of the interests in the Portfolio are represented at that meeting in person or by proxy, or (b) more than 50% of the voting power of the interests in the Portfolio.

     NON-FUNDAMENTAL RESTRICTIONS: The Portfolio will not, as a matter of operating policy:

     (1) purchase puts, calls, straddles, spreads and any combination thereof if the value of its aggregate investment in such securities will exceed 5% of the Portfolio's total assets at the time of such purchase;

     (2) invest more than 15% of the net assets of the Portfolio in illiquid securities, except that the Portfolio may invest all or any portion of its assets in one or more investment companies, to the extent not prohibited by the 1940 Act or the rules and regulations thereunder;

     (3) as to 75% of its total assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 5% of the Portfolio's total assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the (i) United States, (ii) any state or political subdivision thereof, (iii) any political subdivision of any such state, or (iv) any agency or instrumentality of the United States, any state or political subdivision thereof, or any political subdivision of any such state), provided that, for purposes of this restriction, (a) the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract and (b) the Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the Investment Company Act of 1940, as amended, the rules and regulations thereunder, and exemptive orders granted under such Act; or

     (4) as to 75% of its total assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Portfolio, provided that, for purposes of this restriction, (a) the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract and (b) the Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the Investment Company Act of 1940, as amended, the rules and regulations thereunder, and exemptive orders granted under such Act.

     These restrictions are not fundamental and may be changed by the Portfolio without the approval of its investors.


     PERCENTAGE AND RATING RESTRICTIONS: If a percentage restriction or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities held by the Portfolio or a later change in the rating of a security held by the Portfolio will not be considered a violation of policy; provided that if at any time the ratio of borrowings of the Portfolio to the net asset value of the Portfolio exceeds the ratio permitted by Section 18(f) of the 1940 Act, the Portfolio will take the corrective action required by
Section 18(f).

Item 13. Management of the Portfolio.

     The management and affairs of the Portfolio are supervised by its Trustees under the laws of the State of New York.


     The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each Trustee and officer is 536 Broadway, 7th Floor, New York, New York 10012.

                    TRUSTEES AND OFFICERS OF THE PORTFOLIO

---------------------------------------------------------------------------------------------------------
     NAME AND AGE           POSITION(S)    LENGTH OF       PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
                            HELD WITH      TIME SERVED
                            THE
                            PORTFOLIO

---------------------------------------------------------------------------------------------------------
     Amy L. Domini*         Chair,         Since 1990      Manager of DSIL (since 1997); Member, Board
     Age: 51                President                      of Managers of DSIL Investment Services LLC
                            and Trustee                    Trustee, (since 1998); Private Trustee,
                                                           Loring, Wolcott & Coolidge; New England
                                                           Quarterly (since 1998); Board Member, Social
                                                           Investment Forum; Trustee, Episcopal Church
                                                           Pension Fund; Former Member, Governing Board,
                                                           Interfaith Center on Corporate
                                                           Responsibility.

--------------------------------------------------------------------------------------------------------------
     Julia Elizabeth        Trustee        Since 1999      Trustee, Fiduciary Trust Company (since February
     Harris                                                2001); Vice President, UNC Partners, Inc.; Director
     Age: 52                                               and Treasurer, Boom Times, Inc. (1997-1999);
                                                           Director and Chair of Board of Directors, The
                                                           Green Book, Inc. (1991-1996).

--------------------------------------------------------------------------------------------------------------
     Kirsten S. Moy         Trustee        Since 1999      Consultant, Project Director and Principal
     Age: 53                                               Researcher, Community Development Innovation
                                                           and Infrastructure Initiative (since 1998);
                                                           Member and Team Leader, Financial Innovation
                                                           Roundtable (since 2000); Member, Community
                                                           Economic Development Board of Overseers, New
                                                           Hampshire College (since November 1998);
                                                           Advisory Group Member, Shorebank Liquidity
                                                           Project (since 1999); Consultant, Equitable
                                                           Life Assurance Society (since 1998); CDFI
                                                           Rating System Advisory Board Member, National
                                                           Community Capital Association (1999-2000);
                                                           Consultant, Social Investment Forum,
                                                           Community Development Project (1998);
                                                           Director, Community Development Financial
                                                           Institutions Fund, U.S. Department of the
                                                           Treasury (1995 - 1997).

--------------------------------------------------------------------------------------------------------------
     Williams C.            Trustee        Since 1997      Manager, Commons Capital Management LLC (since
     Osborn                                                2000); Consultant, Arete Corporation (since 1999);
     Age: 56                                               Special Member, Venture Investment Management
                                                           Company LLC; Director, Evergreen Solar, Inc;
                                                           Director, Conservation Services Group;
                                                           Director, Surgical Sealants, Inc; Director,
                                                           World Power Technologies, Inc.; Director,
                                                           Evolutionary Technologies, Inc.; Director,
                                                           Investors' Circle.


--------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------
     Karen Paul             Trustee        Since 1997      Professor of Management and International Business,
     Age: 56                                               Florida International University; Partner, Trinity
                                                           Industrial Technology (since 1997); Executive
                                                           Director, Center for Management in the
                                                           Americas (since 1997).

--------------------------------------------------------------------------------------------------------------
     Gregory A. Ratliff     Trustee        Since 1999      Director, Access to Economic Opportunity, John D.
     Age: 40                                               and Catherine T. MacArthur Foundation (since 1997);
                                                           Associate Director, Program-Related
                                                           Investments, John D. and Catherine T.
                                                           MacArthur Foundation (1993-1997).

--------------------------------------------------------------------------------------------------------------
     Frederick C.           Trustee        Since 1990      Treasurer and Trustee, RIGHA (charitable foundation
     Williamson, Sr.                                       supporting health care needs); Chairman, Rhode
     Age: 85                                               Island Historical Preservation and Heritage
                                                           Commission; Trustee, National Parks and
                                                           Conservation Association (1986-1997);
                                                           Advisor, National Parks and Conservation
                                                           Association (since 1997); President's
                                                           Advisory Board Salve Regina University,
                                                           Newport, RI (since 1999).

--------------------------------------------------------------------------------------------------------------
     Carole M. Laible*      Secretary      Since 1997      Financial/Compliance Officer of DSIL (since 1997);
     Age: 37                and                            Chief Financial Officer, DSIL Investment Services
                            Treasurer                      LLC (since 1998); Board of Governors, Daytop - NJ
                                                           (since 1998); Financial Compliance Officer,
                                                           FSSI (1994-1997); Financial Compliance
                                                           Officer and Secretary of investment companies
                                                           within Fundamental Family of Funds
                                                           (1994-1997).

--------------------------------------------------------------------------------------------------------------
     Steven D.              Vice           Since 1990      Director of Research of Kinder, Lydenberg, Domini &
     Lydenberg*             President                      Co., Inc.; Member, DSIL (since 1997).
     Age: 55
--------------------------------------------------------------------------------------------------------------
     Sigward M.             Vice           Since 1997      President and Managing Principal, DSIL (since
     Moser*                 President                      1997); Member, Board of Managers of DSIL Investment
     Age: 38                                     Services LLC (since 1998); President of
                                                           Communications House International, Inc.;
                                                           Director of Financial Communications Society.

--------------------------------------------------------------------------------------------------------------
     David P. Wieder*       Vice           Since 1997      Chief Executive Officer and Managing Principal,
     Age: 35                President                      DSIL (since 1997); Member, Board of Mangers of
                                                           DSIL Investment Services LLC (since 1998);
                                                           Member, Board of Advisers, Kinder, Lydenberg,
                                                           Domini & Co., Inc. (since 1998); Member,
                                                           Board of Advisors, B2P Commerce Corp. (since
                                                           2000); President of FSSI; Vice-President of
                                                           investment companies within Fundamental
                                                           Family of Funds (1989-1997); Vice-President
                                                           of Fundamental Portfolio Advisors
                                                           (1991-1997).
--------------------------------------------------------------------------------------------------------------

     Each of the Trustees who are not interested persons receives an annual retainer for serving as a Trustee of the Portfolio, the Domini Social Equity Fund and the Domini Institutional Trust of $6,000, and in addition, receives $1,000 for attendance at each joint meeting of the Boards of the Portfolio, the Domini Social Equity Fund and the Domini Institutional Trust (reduced to $500 in the event that a Trustee participates at an in-person meeting by telephone). In addition, each Trustee receives reimbursement for reasonable expenses incurred in attending meetings. The compensation paid to the Trustees for the fiscal year ended July 31, 2000 is set forth below. The Trustees may hold various other directorships unrelated to the Portfolio.


                                                                             Total
                                                                          Compensation
                                         Pension or                         From the
                                         Retirement                       Portfolio, the
                                          Benefits                        Domini Social
                         Aggregate       Accrued as      Estimated       Investment Trust
                        Compensation      Part of      Annual Benefits    and the Domini
                         From the          Fund            Upon           Institutional
                         Portfolio        Expenses      Retirement           Trust

Amy L. Domini,            None             None            None              None
Chair, President
and Trustee

Julia Elizabeth            $0              None            None             $9,500
Harris,
Trustee

Kirsten S. Moy,            $0              None            None             $9,500
Trustee

William C. Osborn,       $4,160            None            None             $9,500
Trustee

Karen Paul,              $4,160            None            None             $9,500
Trustee

Gregory A. Ratliff,      $3,910            None            None             $9,000
Trustee

Timothy Smith,           $4,160            None            None             $9,500
Trustee*

Frederick C.             $4,160            None            None             $9,500
Williamson, Sr.,
Trustee


--------------------------
*    Mr. Smith resigned as a Trustee of the Trust after July 31, 2000.

     The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers (the "Indemnified Parties") against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its shareholders, it is finally adjudicated that the Indemnified Parties engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that the Indemnified Parties did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of legal counsel chosen by a majority of the Trustees and determined by them in their reasonable judgment to be independent, that such Indemnified Parties have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 14. Control Persons and Principal Holders of Securities.


     As of April 30, 2001, all Trustees and officers of the Portfolio as a group owned less than 1% of the Portfolio's outstanding shares. As of the same date, the following shareholders of record owned 5% or more of the outstanding shares of the Portfolio: Domini Social Equity Fund 23.8% and Domini Institutional Social Equity Fund 74.6%. The Portfolio has no knowledge of any other owners of record or beneficial owners of 5% or more of the outstanding shares of the Portfolio. Shareholders owning 25% or more of the outstanding shares of the Portfolio may take actions without the approval of any other investor in the Portfolio.


     The address of each of Domini Social Equity Fund and Domini Institutional Social Equity Fund is 536 Broadway, 7th Floor, New York, New York 10012.

Item 15. Investment Advisory and Other Services.

MANAGER AND SUBMANAGER

     DSIL provides advice to the Portfolio pursuant to a Management Agreement (the "Management Agreement"). The services provided by the Manager consist of furnishing continuously an investment program for the Portfolio. DSIL will have authority to determine from time to time what securities are purchased, sold or exchanged, and what portion of assets of the Portfolio is held uninvested. DSIL will also perform such administrative and management tasks as may from time to time be reasonably requested, including: (i) maintaining office facilities and furnishing clerical services necessary for maintaining the organization of the Portfolio and for performing administrative and management functions; (ii) supervising the overall administration of the Portfolio, including negotiation of contracts and fees with and monitoring of performance and billings of the Portfolio's transfer agent, shareholder servicing agents, custodian and other independent contractors or agents; (iii) overseeing (with the advice of Portfolio's counsel) the preparation of and, if applicable, filing all documents required for compliance by the Portfolio with applicable laws and regulations, including registration statements, prospectuses and statements of additional information, semi-annual and annual reports to shareholders, proxy statements and tax returns; (iv) preparing agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and shareholders; and (v) arranging for maintenance of the books and records of the Portfolio. The Manager furnishes at its own expense all facilities and personnel necessary in connection with providing these services. The Management Agreement will continue in effect if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a majority of the outstanding voting securities of the Portfolio at a meeting called for the purpose of voting on the Management Agreement (with the vote of each investor in the Portfolio being in proportion to the amount of its investment), and, in either case, by a majority of the Portfolio's Trustees who are not parties to the Management Agreement or interested persons of any such party at a meeting called for the purpose of voting on the Management Agreement.


     The Management Agreement provides that the Manager may render services to others. DSIL may employ, at its own expense, or may request that the Portfolio employ (subject to the requirements of the 1940 Act) one or more subadvisers or submanagers, subject to DSIL's supervision. The Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the outstanding voting securities in the Portfolio (with the vote of each investor in the Portfolio being in proportion to the amount of its investment) or by a vote of a majority of its Board of Trustees, or by the Manager, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.


     Under the Management Agreement between the Portfolio and DSIL, DSIL's fee for advisory and administrative services to the Portfolio is 0.20% of the average daily net assets of the Portfolio.

     DSIL is a Massachusetts limited liability company with offices at 536 Broadway, 7th Floor, New York, New York 10012, and is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"). The names of the principal owners of DSIL and their relationship to the Portfolio follows: Amy L. Domini, Chair of the Board and President of the Portfolio, is the Manager and principal executive officer and a co-owner of DSIL. Sigward M. Moser, Vice President of the Portfolio, is a co-owner of DSIL. David P. Wieder, Vice President of the Portfolio is a co-owner of DSIL.


     SSgA manages the assets of the Portfolio pursuant to a Submanagement Agreement (the "Submanagement Agreement"). The Submanager furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio. The Submanagement Agreement will continue in effect until June 26, 2002 and will continue in effect thereafter if such continuance is specifically approved at least annually by the Portfolio's Board of Trustees or by a majority vote of the outstanding voting securities in the Portfolio at a meeting called for the purpose of voting on the Submanagement Agreement (with the vote of each being in proportion to the amount of its investment), and, in either case, by a majority of the Portfolio's Trustees who are not parties to the Submanagement Agreement or interested persons of any such party at a meeting called for the purpose of voting on the Submanagement Agreement.

     The Submanagement Agreement provides that the Submanager may render services to others. The Submanagement Agreement is terminable without penalty upon not more than 60 days' nor less than 30 days' written notice by the Portfolio when authorized either by majority vote of the outstanding voting securities in the Portfolio (with the vote of each being in proportion to the amount of their investment) or by a vote of the majority of its Board of Trustees, or by the Manager with the consent of the Trustees and may be terminated by the Submanager on not less than 90 days' written notice to the Manager and the Trustees, and will automatically terminate in the event of its assignment. The Submanagement Agreement provides that the Submanager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in its services to the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard for its or their obligations and duties under the Submanagement Agreement.

     Under the Submanagement Agreement, DSIL pays SSgA an annual investment submanagement fee equal to the greater of $300,000 or the fee based on the following schedule:

              0.02% of the first $1 billion of net assets managed
              0.01% of the next $1 billion of net assets managed
             0.0075% of net assets managed in excess of $2 billion


     SSgA is a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company. The address of SSgA and each of the principal executive officers and directors of SSgA is Two International Place, Boston, Massachusetts 02110.

     Prior to October 22, 1997, pursuant to an investment advisory agreement (the "KLD Advisory Agreement"), KLD served as investment adviser to the Portfolio and furnished continuously an investment program by determining the stocks to be included in the Domini Social Index. Additionally, prior to October 22, 1997, pursuant to a management agreement (the "Mellon Equity Management Agreement"), Mellon Equity Associates served as investment manager and managed the assets of the Portfolio on a daily basis and was paid an investment management fee equal on an annual basis to 0.10% of the average daily net assets of the Portfolio. Prior to October 22, 1997, pursuant to a sponsorship agreement (the "KLD Sponsorship Agreement"), KLD furnished administrative services for the Portfolio. Prior to October 22, 1997, pursuant to an administrative services agreement (the "Signature Administration Agreement"), Signature Broker-Dealer Services, Inc. served as the administrator of the Portfolio. Prior to October 22, 1997, the aggregate investment management and administration fees under the prior agreements with respect to the Portfolio were equal to 0.15% of the Portfolio's average daily net assets for its then current fiscal year.

     On October 22, 1997 DSIL entered into a submanagement agreement with Mellon Equity Associates pursuant to which it paid Mellon Equity Associates a submanagement fee equal on an annual basis to 0.10% of the average daily net assets of the Portfolio until November 15, 1999. From November 15, 1999 until December 31, 2000 DSIL paid Mellon Equity Associates, LLP (the survivor of a merger with Mellon Equity Associates) a submanagement fee equal on an annual basis to 0.07% of the average daily net assets of the Portfolio.


     For the fiscal years end July 31, 1999 and 2000, the Portfolio incurred approximately $1,791,617 and $3,257,616, respectively, in management fees pursuant to the Management Agreement. For the fiscal year end July 31, 1998, the Portfolio incurred approximately $701,774 in management fees pursuant to the Management Agreement, $17,385 in advisory fees pursuant to the KLD Advisory Agreement, $17,385 in aggregate administration fees pursuant to the Signature Administration Agreement and $86,354 in management fees pursuant to the Mellon Equity Management Agreement.

TRANSFER AGENT AND CUSTODIAN

     The Portfolio has entered into a Transfer Agency Agreement with Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, MA 02116, pursuant to which IBT acts as transfer agent for the Portfolio. The Portfolio also has entered into a Custodian Agreement with IBT pursuant to which IBT acts as custodian for the Portfolio. The Custodian's responsibilities include safeguarding and controlling the Portfolio's cash and securities, handling the receipt and delivery of securities, determining income and collecting interest on the Portfolio's investments, maintaining books of original entry for portfolio and fund accounting and other required books and accounts, and calculating the daily net asset value of the Portfolio. Securities held by the

Portfolio may be deposited into certain securities depositaries. The Custodian does not determine the investment policies of the Portfolio or decide which securities the Portfolio will buy or sell. The Portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities transactions.

INDEPENDENT AUDITORS

     KPMG LLP, 99 High Street, Boston, MA 02110, are the independent auditors for the Portfolio, providing audit services, tax return preparation, and assistance and consultation with respect to the preparation of filings with the Securities and Exchange Commission.

EXPENSES

     The Portfolio is responsible for all of its expenses, including the compensation of its Trustees who are not interested persons of the Portfolio; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Portfolio; fees and expenses of independent auditors, of legal counsel and of any transfer agent, custodian, registrar or dividend disbursing agent of the Portfolio; insurance premiums; and expenses of calculating the net asset value of the Portfolio.

     The Portfolio will also pay the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Portfolio's custodian for all services to the Portfolio, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to governmental offices and commissions; expenses of meetings of investors; and the investment management fees payable to the Manager.

Item 16. Brokerage Allocation and Other Practices.

     Specific decisions to purchase or sell securities for the Portfolio are made by portfolio managers who are employees of the Submanager and who are appointed and supervised by its senior officers. Changes in the Portfolio's investments are reviewed by its Board of Trustees. The portfolio managers of the Portfolio may serve other clients of the Submanager in a similar capacity.

     The Portfolio's primary consideration in placing securities transactions with broker-dealers for execution is to obtain and maintain the availability of execution at the most favorable prices and in the most effective manner possible. The Submanager attempts to achieve this result by selecting broker-dealers to execute transactions on behalf of the Portfolio and other clients of the Submanager on the basis of their professional capability, the value and quality of their brokerage services, and the level of their brokerage commissions. In the case of securities traded in the over-the-counter market (where no stated commissions are paid but the prices include a dealer's markup or markdown), the Submanager normally seeks to deal directly with the primary market makers, unless in its opinion, best execution is available elsewhere. In the case of securities purchased from underwriters, the cost of such securities generally includes a fixed underwriting commission or concession. From time to time, soliciting dealer fees are available to the Submanager on the tender of the Portfolio's securities in so-called tender or exchange offers. Such soliciting dealer fees are in effect recaptured for the Portfolio by the Submanager. At present no other recapture arrangements are in effect. Consistent with the foregoing primary consideration, the Conduct Rules of the National Association of Securities Dealers, Inc. and such other policies as the Trustees of the Portfolio may determine, the Submanager may consider sales of securities of investors in the Portfolio as a factor in the selection of broker-dealers to execute the Portfolio's securities transactions. The Portfolio will not engage in brokerage transactions with the Manager or the Submanager or any of their respective affiliates or any affiliate of the Portfolio.

     Under the Submanagement Agreement and as permitted by Section 28(e) of the Securities Exchange Act of 1934, the Submanager may cause the Portfolio to pay a broker-dealer acting on an agency basis which provides brokerage and research services to the Submanager or the Manager an amount of commission for effecting a securities transaction for the Portfolio in excess of the amount other broker-dealers would have charged for the transaction if the Submanager determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker-dealer viewed in terms of either a particular transaction or the Submanager's or the Manager's overall responsibilities to the Portfolio or to its other clients. Not all of such services are useful or of value in advising the Portfolio.

     The term "brokerage and research services" includes advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or of purchasers or sellers of securities; furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts; and effecting securities transactions and performing functions incidental thereto such as clearance and settlement. However, because of the Portfolio's policy of investing in accordance with the Domini Social Index, the Submanager and the Manager currently intend to make only a limited use of such brokerage and research services.

     Although commissions paid on every transaction will, in the judgment of the Submanager, be reasonable in relation to the value of the brokerage services provided, commissions exceeding those which another broker might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Portfolio and the Submanager's or the Manager's other clients, in part for providing advice as to the availability of securities or of purchasers or sellers of securities and services in effecting securities transactions and performing functions incidental thereto such as clearance and settlement. Certain broker-dealers may be willing to furnish statistical, research and other factual information or services to the Submanager or the Manager for no consideration other than brokerage or underwriting commissions.

     The Submanager and the Manager attempt to evaluate the quality of research provided by brokers. The Submanager and the Manager sometimes use evaluations resulting from this effort as a consideration in the selection of brokers to execute portfolio transactions. However, neither the Submanager nor the Manager is able to quantify the amount of commissions which are paid as a result of such research because a substantial number of transactions are effected through brokers which provide research but which are selected principally because of their execution capabilities.

     The fees that the Portfolio pays to the Submanager and the Manager will not be reduced as a consequence of the Portfolio's receipt of brokerage and research services. To the extent the Portfolio's securities transactions are used to obtain brokerage and research services, the brokerage commissions paid by the Portfolio will exceed those that might otherwise be paid for such portfolio transactions and research, by an amount which cannot be presently determined. Such services may be useful and of value to the Submanager or the Manager in serving both the Portfolio and other clients and, conversely, such services obtained by the placement of brokerage business of other clients may be useful to the Submanager or the Manager in carrying out its obligations to the Portfolio. While such services are not expected to reduce the expenses of the Submanager or the Manager, the Submanager or the Manager would, through use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff. For the fiscal years ended July 31, 1997, 1998, 1999 and 2000, the Portfolio paid brokerage commissions of $101,639, $175,344, $327,338 and $256,045, respectively.

     In certain instances there may be securities which are suitable for the Portfolio as well as for one or more of the Submanager's or the Manager's other clients. Investment decisions for the Portfolio and for the Submanager's or the Manager's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling that same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could have a detrimental effect on the price or volume of the security as far as the Portfolio is concerned. However, it is believed that the ability of the Portfolio to participate in volume transactions will produce better executions for the Portfolio.

Item 17. Capital Stock and Other Securities.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred.


     Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Portfolio may elect all of the Trustees of the Portfolio if they choose to do so, and in such event, the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote.

     The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of 67% or more of its investors present or represented at a meeting (with the vote of each being in proportion to the amount of its investment)if a majority of the investors are present or represented by proxy or more than a majority of the investors (with the vote of each being proportion to the amount of its investments), whichever is less. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of the majority of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Portfolio by written notice to investors. The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.


     The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Item 18. Purchase, Redemption and Pricing of Securities.

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

     The net asset value of the Portfolio is determined each day on which the New York Stock Exchange is open for trading ("Portfolio Business Day"). (As of the date of this Registration Statement, the New York Stock Exchange is open for trading every weekday except for the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas.) This determination of net asset value is made once during each Portfolio Business Day as of the close of regular trading of the New York Stock Exchange by deducting the amount of the Portfolio's liabilities, including expenses payable or accrued, from the value of its assets. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase order or request for withdrawal.

     Equity securities held by the Portfolio are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. If the Portfolio purchases option contracts, such option contracts which are traded on commodities or securities exchanges are normally valued at the settlement price on the exchange on which they are traded. Short-term obligations with remaining maturities of less than 60 days are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees of the Portfolio. Other securities held by the Portfolio for which there are no such quotations or valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

     A determination of value used in calculating net asset value must be a fair value determination made in good faith utilizing procedures approved by the Portfolio's Board of Trustees. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which the Portfolio could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (i) the fundamental analytical data relating to the investment; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial statements of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same class at the time of purchase, special reports prepared by analysts, information as to any transactions or offers with respect to the security, existence of merger proposals or tender offers affecting the security, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

     Interest income on short-term obligations held by the Portfolio is determined on the basis of interest accrued less amortization of premium.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the close of each Portfolio Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected as of the close of business on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of business on that Portfolio Business day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected as of the close of business on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of business on the following Portfolio Business Day.

Item 19. Taxation of the Portfolio.

     The Portfolio is organized as a trust under New York law. As such, the Portfolio expects it will be eligible to elect to be treated as a partnership for federal income tax purposes with the result that it will not be subject to any federal income tax and, under the anticipated method of operation of the Portfolio, withdrawals from the Portfolio should not generate any taxable gain to an investor. However, each investor in the Portfolio must take into account its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income, gain, loss, deductions, credits and other items in determining its income tax liability without regard to whether it has received any distributions from the Portfolio.

     The Portfolio's taxable year-end is currently July 31. Although the Portfolio will not be subject to federal income tax, it will file a federal information income tax return upon which it will report its income, gain, loss, deductions and credits for its taxable year.

     It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its assets in the Portfolio. Generally, the Portfolio believes that for purposes of determining whether such an investor in the Portfolio satisfies the income and diversification requirements to maintain its status as a regulated investment company, such investor will be deemed to own a proportionate share of the Portfolio's assets and will be deemed to be entitled to the Portfolio's income or loss attributable to that share.

     There are certain tax issues which will be relevant to only certain investors; for example, investors which are segregated asset accounts and investors who contribute assets rather than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

     The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts.

Item 20. Underwriters.

     The exclusive placement agent for the Portfolio is DSIL Investment Services LLC. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21. Calculation of Performance Data.

     Not applicable.

Item 22. Financial Statements.


     The financial statements contained in the Portfolio's Annual Report for the fiscal year ended July 31, 2000 and in the Portfolio's Semi-Annual Report for the six months ended January 31, 2001, in each case as filed with the Securities and Exchange Commission via the EDGAR System (Accession Numbers 000950130-00-005300 and 0000950130-01-001718, respectively), are hereby incorporated by reference into this Part B.

     Copies of the Annual and Semi-Annual Reports of the Portfolio accompany this Part B.

                                    PART C

Item 23. Exhibits

     a    Second Amended and Restated Declaration of Trust of the Registrant.
     b    Amended and Restated By-Laws of the Registrant.
* d(1) Management Agreement between the Registrant and Domini Social Investments LLC ("DSIL").
     d(2) Submanagement Agreement between DSIL and SSgA Funds Management, Inc.
**   e    Placement Agency Agreement with DSIL Investment Services LLC, as placement agent.
*    g    Custodian Agreement between the Registrant and Investors Bank & Trust
          Company, as custodian and transfer agent.
***  p    Codes of Ethics.
and
filed
herewith
--------------------------

* Incorporated by reference from Amendment No. 8 to the Registrant's Registration Statement as filed with the SEC on October 22, 1997.
** Incorporated by reference from Amendment No. 10 to the Registrant's Registration Statement as filed with the SEC on November 30, 1999.
*** Incorporated by reference from Amendment No. 11 to the Registrant's Registration Statement as filed with the SEC on November 28, 2000.

Item 24. Persons Controlled by or under Common Control with Registrant

     Not applicable.

Item 25. Indemnification

     Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an exhibit herewith.

     The Trustees and officers of the Registrant and the personnel of the Registrant's manager are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

Item 26. Business and Other Connections of Investment Adviser

     Domini Social Investments LLC ("DSIL") is a Massachusetts limited liability company with offices at 536 Broadway, 7th Floor, New York, New York 10012, and is registered as an investment adviser under the Investment Advisers Act of 1940. The members of DSIL are James Earl Brooks, Amy Lee Domini, Steven
D. Lydenberg, Sigward Moser and David P. Wieder.

                          Principal                          Employment during the
      Name             Business Address                      Past Two Fiscal Years

James E. Brooks     Four Arlington Street       President, Equity Resources Group, Inc. (real
                    Cambridge, MA 02140         estate investment)

Amy L. Domini       230 Congress Street         Trustee, Loring, Wolcott & Coolidge
                    Cambridge, MA 02110         (fiduciary)


Steven D.           536 Broadway, 7th Floor     Director of Research, KLD
Lydenberg           New York, NY 10012

Sigward Moser       536 Broadway, 7th Floor     President and Director, Communication House
                    New York, NY 10012          International, Inc. (advertising agency)

David P. Wieder     536 Broadway, 7th Floor     President, Director, Equity Owner and
                    New York, NY 10012          Chairman, Fundamental Shareholder Services,
                                                Inc.

     SSgA Funds Management, Inc. ("SSgA") serves as subadviser to the Portfolio. SSgA is a wholly-owned subsidiary of State Street Corporation ("State Street"). The business, profession, vocation or employment of a substantial nature which each director or officer of State Street or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee, is as follows:

           Name               Capacity with State Street       Business Name and Address

David A. Spina              President and Chief Executive     State Street Corporation
                            Officer                           225 Franklin Street
                                                              P.O. Box 351
                                                              Boston, MA 02110

Tenley E. Albright, M.D.    Director                          Chairman, Western Resources,
                                                              Inc.
                                                              Two Commonwealth Avenue
                                                              Boston, MA  02116-3134

I. MacAlister Booth         Director                          Retired Chairman, President
                                                              and CEO, Polaroid
                                                              Corporation
                                                              P.O. Box 428
                                                              68 Barnes Hill Road
                                                              Concord, MA 01742

Truman S. Casner            Director                          Partner, Ropes & Gray
                                                              One International Place
                                                              37th Floor
                                                              Boston, MA 02110


Nader F. Darehshori         Director                          Chairman, President and CEO,
                                                              Houghton Mifflin Company
                                                              222 Berkeley - 5th Floor
                                                              Boston, MA 02116-3764

Arthur L. Goldstein         Director                          Chairman and CEO, Ionics,
                                                              Inc.
                                                              65 Grove Street
                                                              P.O. Box 9131
                                                              Watertown, MA 02272-9131

David P. Gruber             Director                          Retired Chairman, CEO,
                                                              Wyman-Gordon Company
                                                              244 Worchester Street
                                                              N. Grafton, MA 01536-8001

John M. Kucharski           Director                          Retired Chairman and CEO,
                                                              EG&G, Inc.
                                                              45 William Street
                                                              Wellesley, MA 02181

Charles R. LaMantia         Director                          Retired Chairman and CEO,
                                                              Arthur D. Little, Inc.
                                                              25 Acorn Park
                                                              Cambridge, MA 02140

Ronald E. Logue             Vice Chairman                     Vice Chairman & CEO, State
                                                              Street Corporation
                                                              Lafayette Corporate Center
                                                              2 Avenue DeLafayette
                                                              Boston, MA 02110

Nicholas A. Lopardo         Vice Chairman                     Chairman and CEO, State
                                                              Street Global Advisor
                                                              Two International Place
                                                              35th Floor
                                                              Boston, MA 02110

Dennis J. Picard            Director                          Chairman Emeritus, Raytheon
                                                              Company
                                                              141 Spring Street
                                                              Lexington, MA 02173

Alfred Poe                  Director                          Private Investor
                                                              Nine Hickory Drive
                                                              Chester, NJ 01930




Bernard W. Reznicek         Director                          President, Premier Group;
                                                              National Director, Utility
                                                              Markets of Central States
                                                              Indemnity Company of
                                                              Omaha
                                                              1212 N. 96th Street
                                                              Omaha, NE 68114-2274

Richard B. Sergel           Director                          Chairman and CEO, National
                                                              Grid USA
                                                              25 Research Drive
                                                              Westborough, MA 01582

Diana Chapman Walsh         Director                          President, Wellesley College
                                                              106 Central Street
                                                              Wellesley, MA 02181

Robert E. Weissman          Director                          Chairman and CEO and
                                                              Director, IMS Health Inc.
                                                              200 Nyala Farms Road
                                                              Westport, CT 06880

Item 27. Principal Underwriters

         (a) DSIL Investment Services LLC is the placement agent for the Registrant. DSIL Investment Services LLC serves as the distributor or placement agent for the following other registered investment companies: Domini Social Equity Fund, Domini Social Bond Fund and Domini Institutional Social Equity Fund.
         (b) The information required by this Item 27 with respect to each manager or officer of DSIL Investment Services LLC is incorporated herein by reference from Schedule A of Form BD (File No. 008-44763) as filed by DSIL Investment Services LLC pursuant to the Securities Exchange Act of 1934.
         (c) Not applicable.

Item 28. Location of Accounts and Records

     The accounts and records of the Registrant are located, in whole or in part, at the offices of the Registrant and at the following locations:

Name:                                     Address:

Domini Social Investments LLC             536 Broadway, 7th Floor
(manager)                                 New York, NY 10012

SSgA Funds Management, Inc.               Two International Place
(submanager)                              Boston, MA  02110

DSIL Investment Services LLC              536 Broadway, 7th Floor
(placement agent)                         New York, NY 10012

Investors Bank & Trust Company            200 Clarendon Street
(custodian and transfer agent)            Boston, MA 02116

Item 29. Management Services

     Not applicable.

Item 30. Undertakings

     Not applicable.

                                  SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized in the City of Boston, and Commonwealth of Massachusetts on the 29th day of May, 2001.

                                      DOMINI SOCIAL INDEX PORTFOLIO

                                      By: Amy L. Domini
                                          ----------------------
                                        Title:  President

                               INDEX TO EXHIBITS


    EXHIBIT NO.   DESCRIPTION OF EXHIBIT

        (a)       Declaration of Trust
        (b)       By-Laws
        d(2)      Submanagement Agreement between Domini Social Investments LLC and SSgA Funds Management, Inc.
         p        Code of Ethics for SSgA Funds Management, Inc.